UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2024 (August 2, 2024)

INSULET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park, Acton, MA	01720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 1.01	Entry into a Material Definitive Agreement.

On August 2, 2024, Insulet Corporation (the “Company”) entered into the Sixth Amendment to Credit Agreement (the “Amendment”) with the lenders and other parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Agent”), amending that certain Credit Agreement, dated as of May 4, 2021 (as previously amended, supplemented or modified, the “Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), by and among the Company, the lenders and other parties thereto and the Agent.

Pursuant to the Amendment, the $485,000,000.00 in aggregate principal amount of term loans outstanding under the Credit Agreement (the “Existing Term Loans”) were replaced with an equal amount of new term loans (the “New Term Loans”) in order to extend the maturity from May 4, 2028 to August 2, 2031. The New Term Loans have substantially similar terms as the Existing Term Loans, except with respect to the maturity date, interest rate applicable to the New Term Loans and certain other provisions. Proceeds from the New Term Loans, together with cash on hand, were used to refinance the Existing Term Loans and pay accrued and unpaid interest thereon. In addition, the Company and its revolving facility lenders amended the Credit Agreement to reduce the interest rate margin applicable to revolving loans outstanding thereunder.

The interest rate margin applicable to the New Term Loans is 1.50%, in the case of base rate loans, and 2.50%, in the case of term SOFR loans, with a SOFR floor of 0.00%. The interest rate margin applicable to the New Term Loans is 0.50% lower than the interest rate margin applicable to the Existing Term Loans. The New Term Loans were issued at a price of 99.75% of par. The range of interest rate margins applicable to the revolving facility loans was reduced from 2.50% to 3.00% to 2.00% to 2.50% for term SOFR loans, with the interest rate margin applicable from time to time dependent upon the Company’s adjusted total leverage ratio (as defined in the Amended Credit Agreement). The SOFR floor applicable to revolving facility loans remains unchanged at 0.00%.

The maturity of the revolving credit facility remains unchanged.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Wachtell, Lipton, Rosen & Katz advised the Company in connection with the transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

No.	Exhibit

10.1	Sixth Amendment to Credit Agreement, dated August 2, 2024, among Insulet Corporation, Insulet MA Securities Corporation, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

Date: August 5, 2024	By:	/s/ Ana M. Chadwick
Ana M. Chadwick
Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to 8-K]